                                                                   Exhibit 17(d)

[LOGO] Merrill Lynch   Investment Managers                       www.mlim.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-MER-FUND (1-800-637-3863); (2) on www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's website at http://www.sec.gov.

Merrill Lynch Global Balanced Fund
of Mercury Funds, Inc.
Box 9011
Princeton, NJ
08543-9011

                                                                 #MLBAL -- 11/03

[LOGO] Merrill Lynch   Investment Managers                       www.mlim.ml.com

                                                            Merrill Lynch
                                                            Global Balanced Fund

                                      FPO

Annual Report
November 30, 2003

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Merrill Lynch Global Balanced Fund

================================================================================
Worldwide Investments as of November 30, 2003 (unaudited)
--------------------------------------------------------------------------------

                                                                      Percent of
          Ten Largest Equity Holdings                                 Net Assets
          ----------------------------------------------------------------------
          Pfizer Inc...............................................       2.0%
          Microsoft Corporation....................................       1.7
          Citigroup Inc............................................       1.6
          Fannie Mae...............................................       1.6
          Vodafone Group PLC.......................................       1.4
          BP Amoco PLC.............................................       1.2
          United Technologies Corporation..........................       1.2
          TotalFinaElf SA..........................................       1.2
          Altria Group,Inc.........................................       1.2
          Freddie Mac..............................................       1.2
          ----------------------------------------------------------------------

                                                                      Percent of
          Ten Largest Fixed Income Holdings                           Net Assets
          ----------------------------------------------------------------------
          Netherlands Government Bonds, 4% due 7/15/2005...........       3.4%
          French OAT, 5.75% due 10/25/2032.........................       1.5
          Deutsche Ausgleichsbank, 1.85% due 9/20/2010.............       1.5
          KFW International Finance, 1.75% due 3/23/2010...........       1.4
          Bundesschatzanweisungen, 2.50% due 3/18/2005 ............       1.4
          Oesterreich Kontrollbank, 1.80% due 3/22/2010............       1.2
          Bundesobligation, 3.50% due 10/10/2008...................       1.2
          Swedish Government Bonds, 5% due 1/28/2009...............       1.0
          International Bank for Reconstruction &
             Development, 4.75% due 12/20/2004.....................       0.9
          U.S. Treasury Notes, 3.25% due 8/15/2008.................       0.9
          ----------------------------------------------------------------------

                                                                      Percent of
          Asset Mix                                                   Net Assets
          ----------------------------------------------------------------------
          Common Stock ............................................      71.7%
          Fixed Income Securities .................................      23.8
          Cash Equivalents ........................................       5.3
          Total ...................................................     100.8
          ----------------------------------------------------------------------

                                                                      Percent of
          Geographic Allocation                                      Net Assets+
          ----------------------------------------------------------------------
          United States ..........................................      48.5%
          United Kingdom .........................................      12.4
          France .................................................       6.7
          Japan ..................................................       6.5
          Germany ................................................       7.3
          Netherlands ............................................       4.7
          Italy ..................................................       2.8
          Sweden .................................................       2.5
          Switzerland ............................................       2.4
          Canada .................................................       1.8
          Spain ..................................................       1.5
          Ireland ................................................       1.5
          Austria ................................................       1.2
          Finland ................................................       0.6
          Norway .................................................       0.4
          ---------------------------------------------------------------------
          + Total may not equal 100%.

          Five Largest Industries*                                    Percent of
          (Equity Investments)                                        Net Assets
          ----------------------------------------------------------------------
          Commercial Banks ........................................       7.3%
          Pharmaceuticals .........................................       5.7
          Media ...................................................       5.1
          Oil & Gas ...............................................       4.7
          Thrifts & Mortgage Finance ..............................       3.7
          ----------------------------------------------------------------------

          * For Portfolio compliance purposes, "Industries" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease. These industry classifications are unaudited.

2         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

A Letter From the President

          Dear Shareholder

          As 2003 closes, it seems appropriate to reflect on what has been a meaningful year in many respects. We saw the beginning and the end of all-out war in Iraq, global equity market uncertainty turned to strength and an economic slowdown that finally started to reverse trend in important areas around the globe.

          The U.S. economy benefited from stimulative monetary and fiscal policy, improving corporate profits and tightening credit spreads. Gross domestic product growth rallied from a dismal 1.4% in the first quarter of the year to an extraordinary 8.2% in the third quarter. In Europe, the central bank initiated more active monetary policy in an effort to rouse economic growth. The economies of several Asian countries experienced strong growth in 2003. China, in particular, is expected to grow at an annualized rate of 8% for 2003 - 2004. Latin America has benefited from a combination of declining global risk and relative political stability.

          Equity markets have made a strong showing this year, rebounding from one of the most dismal three-year periods in history. The S&P 500 Index posted year-to-date and 12-month returns of +22.27% and +15.09%, respectively, as of November 30, 2003. The MSCI World Index, which measures the performance of equity markets in 23 developed countries worldwide, returned +25.26% year-to-date and +19.17% over the past 12 months.

          Against this backdrop, our portfolio managers continued to work diligently to deliver on our commitment to provide superior performance within reasonable expectations for risk and return. This included striving to outperform our peers and the market indexes. With that said, remember that the advice and guidance of a skilled financial advisor often can mean the difference between successful and unsuccessful investing. A financial professional can help you choose those investments that will best serve you as you plan for your financial future.

          Finally, I am proud to premiere a new look to our shareholder communications. Our portfolio manager commentaries have been trimmed and organized in such a way that you can get the information you need at a glance, in plain language. Today's markets are confusing enough. We want to help you put it all in perspective. The report's new size also allows us certain mailing efficiencies. Any cost savings in production or postage are passed on to the Fund and, ultimately, to Fund shareholders.

          We thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to serving you in the months and years ahead.

                                               Sincerely,


                                               /s/ Terry K. Glenn
                                               ---------------------------------
                                               Terry K. Glenn
                                               President and Director/Trustee

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003            3

[LOGO] Merrill Lynch Investment Managers
--------------------------------------------------------------------------------

A Discussion With Your Fund's Portfolio Manager

     We overweighted equities during the period, which benefited the Fund as global stock markets rallied. However, we did not favor the lower-quality stocks, which provided the greatest returns.

          How did the Fund perform during the fiscal year in light of the existing market conditions?

          For the 12-month period ended November 30, 2003, Merrill Lynch Global Balanced Fund's Class A, Class B, Class C and Class I Shares had total returns of +10.19%, +9.47%, +9.46% and +10.52%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 - 8 of this report to shareholders.) For the same period, the unmanaged Morgan Stanley Capital International (MSCI) World Index returned +19.17% and the unmanaged Citigroup World Government Bond Index (Hedged) returned +2.81%. The Fund's composite index, which consists 60% of the MSCI World Index and 40% of the Citigroup World Government Bond Index (Hedged), had a return of +12.64% for the 12 months ended November 30, 2003.

          The Fund's underperformance of its composite benchmark can be attributed to the equity component of the Portfolio. Although posting a positive return in absolute terms, the Fund's equity performance was substantially lower than that generated by the MSCI World Index.

          Throughout the year, our equity strategy emphasized high-quality companies with proven business models and delivering high returns on equity. These stocks performed well in the earlier part of the fiscal year but lagged the equity benchmark from April to August 2003 in what proved to be an extreme market environment. A complete shift in investors' risk appetites, together with plentiful liquidity, engendered a powerful rally in equity markets that was concentrated in lower-quality and higher-risk investments. Investors focused on companies where profits could benefit most from an economic recovery. Economically sensitive sectors outperformed. Within sectors, higher-risk stocks generally outperformed significantly.

          We remained underweight in lower-quality shares, based on our belief that valuations were too high for the medium term earnings we anticipated or did not compensate investors for the specific risks attached to business models. Investors were over-paying for economic leverage and risk, in our opinion, and we did not chase the momentum. We were unwilling to buy shares at prices we could not justify.

          Encouragingly, we observed a tone change toward the end of the period as investors became wary of the high valuations attached to many stocks in economically sensitive areas of the market. Investors also began to question whether the pace of growth of U.S. corporate profits might begin to slow.

          The bond component of the Fund performed broadly in line with its component benchmark, the Citigroup World Government Bond Index (Hedged). Relative underperformance in July was countered by positive relative performance over the last few months of the period.

          Our decision to overweight equities and underweight bonds from their neutral positions throughout the period proved to be the most beneficial strategy in added value terms, as equities strongly outperformed bonds. We added to our equity positions as the year progressed and the prospect for economic growth improved, enabling the portfolio to capitalize on the equity recovery.

          What changes were made to the Portfolio during the period?

          At the start of the year, the Portfolio held a marginal proequity stance. Although war in Iraq was imminent at this point, we did not believe it would derail the economic recovery we were beginning to see. Economic data was starting to improve, economic growth was well supported from a fiscal and monetary policy standpoint and, unlike the rally of early 2002, corporate earnings showed signs of recovering.

          We increased the equity overweight further when the war in Iraq reached a rapid conclusion and investors' appetite for risk increased. Our stance was further supported by our negative view on government bonds, which had a low absolute level of yields and which we felt had been overbought. As the year progressed, improvements in corporate cash flows, corporate earnings and strengthening balance sheets continued, and we maintained the equity overweight through the end of the year.

          In the equity component of the Portfolio, we sought to increase economic sensitivity at reasonable prices. We made a number of additions within the financial sector. These included the investment bank Morgan Stanley, which we believe should benefit from a recovery in merger-and-acquisition activity,

4          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003
          and U.S. Bancorp, which should benefit from an improvement in corporate credit quality. We established a position in Freddie Mac and added to our position in Fannie Mae when both shares fell following an accounting error at Freddie Mac. Although increased regulation is likely, we do not believe the economics of these businesses will be impacted to the extent implied by the share prices, leaving both companies significantly undervalued. We also increased exposure to industrials, investing in companies such as ITT Industries, Inc. and Smiths Group PLC, where valuations were reasonable and profits should benefit from improving economic conditions.

          We reduced our holdings in the mining companies Rio Tinto PLC and BHP Billiton toward the end of the period. Both shares had performed strongly on rising optimism regarding global economic growth and sustained strong demand from China. We took profits as the shares neared the top end of our fair price range. Within information technology, we sold positions that had become overvalued, such as Intel Corp., and recycled those proceeds into reasonably valued stocks, such as the Japanese office automation equipment company Ricoh Company Ltd.

          In the latter part of the period, we made significant changes to the Portfolio's bond exposure. We shortened duration in the second half of the year as it became clear that monetary policy was gaining traction and the risk of deflation had subsided. When yields rose sharply in July, we increased our exposure to U.S. Treasury issues and reduced our euro-zone position, believing that U.S. Treasury securities would remain supported. However, we reduced the Treasury exposure to underweight in September, switching into the more attractive euro-zone as the market recovered.

          How would you characterize the Portfolio's position at the close of the period?

          As we ended the period, investors remained focused on the rate of economic growth and its sustainability. Present expectations are that the first half of 2004 will remain a period of strong growth, although the rate of acceleration is likely to decline. In the United States, tax breaks, low interest rates and stronger corporate balance sheets are driving demand. In the euro-zone, improving business confidence, government spending and the external sector lie behind a slow recovery in activity. In Asia, China's growth rate can be expected to slow, but current momentum suggests this will be a gradual process. Overall, this benign economic situation suggests that equities should outperform bonds.

          Under these circumstances, equities remain our asset class of choice. At November 30, 2003, investors were still backing a pro-cyclical stance, but we expect a gradual drift toward more defensive sectors as interest rates rise. Our focus remains on high-quality, well-managed franchises that should be able to deliver sustainable profits growth. The Portfolio is exposed to improving economic conditions through holdings in media, industrial, financial, office equipment and software companies. We underweight technology hardware and retail where valuations appear too high. The Portfolio also has exposure to secular growth in areas such as medical equipment, as well as undervalued franchises in areas such as banks, personal products and beverages.

          We believe bond yields are likely to experience upward pressure as central banks and governments continue to promote reflation through easy monetary and fiscal policies. U.S. government bonds look expensive on a medium-term basis, although the steepness of the yield curve should offer protection until tightening by the U.S. Federal Reserve Board appears imminent. In the bond component of the Portfolio, we favor the euro-zone over the United States and Japan. The slower recovery in the euro-zone (compared to the United States), plentiful liquidity, strong currency and accommodative monetary policy are all positives for bonds in the region.

          Richard Turnill
          Vice President and Portfolio Manager

          December 18, 2003

          ----------------------------------------------------------------------
          We are pleased to announce that, effective October 6, 2003, Richard Turnill became lead fund manager of Merrill Lynch Global Balanced Fund. Mr. Turnill is Head of the Asset Allocation & Economics Team and is responsible for developing asset allocation strategies based on the team's proprietary research. Mr. Turnill is Managing Director of Merrill Lynch Investment Managers and has been employed therewith since 1996.
          ----------------------------------------------------------------------

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003            5

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Performance Data

================================================================================
About Fund Performance
--------------------------------------------------------------------------------

          Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. Investors are able to purchase shares of the Fund through multiple pricing alternatives:

          . Class A Shares incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

          . Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first two years, decreasing to 3% for each of the next two years and decreasing 1% each year thereafter to 0% after the sixth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years.

          . Class C Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares may be subject to a 1% contingent deferred sales charge if redeemed within one year after purchase.

          . Class I Shares incur a maximum initial sales charge of 5.25% and bear no ongoing distribution and account maintenance fees. Class I Shares are available only to eligible investors.

          None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

          Figures shown in each of the following tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

====================================================================================================================================
Recent Performance Results
------------------------------------------------------------------------------------------------------------------------------------

                                                                                          6-Month       12-Month     Since Inception
   As of November 30,2003                                                              Total Return   Total Return    Total Return
   =================================================================================================================================
   ML Global Balanced Class A Shares*                                                     + 5.85%        +10.19%         - 6.28%
   ---------------------------------------------------------------------------------------------------------------------------------
   ML Global Balanced Class B Shares*                                                     + 5.47         + 9.47          - 9.50
   ---------------------------------------------------------------------------------------------------------------------------------
   ML Global Balanced Class C Shares*                                                     + 5.47         + 9.46          - 9.45
   ---------------------------------------------------------------------------------------------------------------------------------
   ML Global Balanced Class I Shares*                                                     + 5.93         +10.52          - 5.18
   ---------------------------------------------------------------------------------------------------------------------------------
   MSCI World Index**                                                                     +14.66         +19.17          -15.89
   ---------------------------------------------------------------------------------------------------------------------------------
   CitigroupWorld Government Bond Index (Hedged)***                                       - 2.25         + 2.81          +27.78
   ---------------------------------------------------------------------------------------------------------------------------------
   Composite Index****                                                                    + 7.67         +12.64          + 1.22
   ---------------------------------------------------------------------------------------------------------------------------------

          * Investment results shown do not reflect sales charges; results shown would be lower if sales charges were included. Total investment returns are based on changes in the Fund's net asset values for the periods shown, and assume reinvestment of all dividends and capital gains at net asset value on the ex-dividend date. The Fund's inception date is 4/30/99.
          ** This unmanaged market-capitalization weighted Index is comprised of a representative sampling of stocks of large-, medium- and small- capitalization companies in 22 countries, including the United States. Since inception total return is from 4/30/99.
          *** This unmanaged market-capitalization weighted Index tracks the performance of the 18 government bond markets of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States. Since inception total return is from 4/30/99.
          **** The Composite Index is comprised of 60% of Morgan Stanley Capital
               International World Index and 40% of Citigroup World Government Bond Index (Hedged). Since inception total return is from 4/30/99.

6          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

          TOTAL RETURN BASED ON A $10,000 INVESTMENT

                             [GRAPHIC APPEARS HERE]

          *    Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
          **   Commencement of operations.
          +    The Fund invests all of its assets in Mercury Master Global
               Balanced Portfolio of Mercury Master Trust. The Portfolio invests in a mix of stocks and high-quality bonds of issuers located in the United States and other developed countries.
          ++   This unmanaged market-capitalization weighted Index is comprised of a representative sampling of stocks of large-, medium- and small- capitalization companies in 22 countries, including the United States.
          +++  This unmanaged market-capitalization weighted Index tracks the performance of the 18 government bond markets of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany,
               Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden,
               Switzerland, the United Kingdom and the United States.
          ++   The Composite Index is comprised of 60% of Morgan Stanley Capital
               International World Index and 40% of Salomon Smith Barney World
               Government Bond Index (Hedged).

               Past performance is not predictive of future results.

====================================================================================================================================
Average Annual Total Return
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   % Return Without    % Return With
                                                                                                     Sales Charge     Sales Charge**
   =================================================================================================================================
   Class A Shares*
   =================================================================================================================================
   One Year Ended 11/30/03                                                                              +10.19%           +4.40%
   ---------------------------------------------------------------------------------------------------------------------------------
   Inception (4/30/99) through 11/30/03                                                                 - 1.40            -2.56
   ---------------------------------------------------------------------------------------------------------------------------------

          *    Maximum sales charge is 5.25%.
          **   Assuming maximum sales charge.

                                                                                                            % Return       % Return
                                                                                                          Without CDSC   With CDSC**
   =================================================================================================================================
   Class C Shares*
   =================================================================================================================================
   One Year Ended 11/30/03                                                                                   +9.46%         +8.46%
   ---------------------------------------------------------------------------------------------------------------------------------
   Inception (4/30/99) through 11/30/03                                                                      -2.14          -2.14
   ---------------------------------------------------------------------------------------------------------------------------------

          *    Maximum contingent deferred sales charge is 1% and is reduced to
               0% after one year.
          **   Assuming payment of applicable contingent deferred sales charge.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003            7

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

          TOTAL RETURN BASED ON A $10,000 INVESTMENT

                             [GRAPHIC APPEARS HERE]

Performance Data (concluded)

          *    Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
          **   Commencement of operations.
          +    The Fund invests all of its assets in Mercury Master Global
               Balanced Portfolio of Mercury Master Trust. The Portfolio invests in a mix of stocks and high-quality bonds of issuers located in the United States and other developed countries.
          ++   This unmanaged market-capitalization weighted Index is comprised of a representative sampling of stocks of large-, medium- and small- capitalization companies in 22 countries, including the United States.
          +++  This unmanaged market-capitalization weighted Index tracks the performance of the 18 government bond markets of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany,
               Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden,
               Switzerland, the United Kingdom and the United States.
          ++   The Composite Index is comprised of 60% of Morgan Stanley Capital
               International World Index and 40% of Salomon Smith Barney World
               Government Bond Index (Hedged).

               Past performance is not predictive of future results.

====================================================================================================================================
Average Annual Total Return
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                            % Return      % Return
                                                                                                          Without CDSC   With CDSC**
   =================================================================================================================================
   Class B Shares*
   =================================================================================================================================
   One Year Ended 11/30/03                                                                                   +9.47%         +5.47%
   ---------------------------------------------------------------------------------------------------------------------------------
   Inception (4/30/99) through 11/30/03                                                                      -2.15          -2.56
   ---------------------------------------------------------------------------------------------------------------------------------

          *    Maximum contingent deferred sales charge is 4% and is reduced to
               0% after six years.
          **   Assuming payment of applicable contingent deferred sales charge.

                                                                                                   % Return Without   % Return With
                                                                                                     Sales Charge     Sales Charge**
   =================================================================================================================================
   Class I Shares*
   =================================================================================================================================
   One Year Ended 11/30/03                                                                              +10.52%           +4.72%
   ---------------------------------------------------------------------------------------------------------------------------------
   Inception (4/30/99) through 11/30/03                                                                 - 1.15            -2.31
   ---------------------------------------------------------------------------------------------------------------------------------

          *    Maximum sales charge is 5.25%.
          **   Assuming maximum sales charge.

8          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Statement of Assets and Liabilities           Merrill Lynch Global Balanced Fund

As of November 30, 2003

===================================================================================================================================
Assets
-----------------------------------------------------------------------------------------------------------------------------------
   Investment in Mercury Master Global Balanced Portfolio, at value (identified cost--$129,237,163) .                  $142,813,603
   Prepaid registration fees ........................................................................                        45,189
                                                                                                                       ------------
   Total assets .....................................................................................                   142,858,792
                                                                                                                       ------------

===================================================================================================================================
Liabilities
-----------------------------------------------------------------------------------------------------------------------------------
   Payables:
      Distributor ...................................................................................   $    103,328
      Other affiliates ..............................................................................         34,225
      Administrative fees ...........................................................................         22,023        159,576
                                                                                                        ------------
   Accrued expenses .................................................................................                        19,399
                                                                                                                       ------------
   Total liabilities ................................................................................                       178,975
                                                                                                                       ------------

===================================================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
   Net assets .......................................................................................                  $142,679,817
                                                                                                                       ============

===================================================================================================================================
Net Assets Consist of
-----------------------------------------------------------------------------------------------------------------------------------
   Class A Shares of Common Stock, $.0001 par value,100,000,000 shares authorized ...................                  $         96
   Class B Shares of Common Stock, $.0001 par value,100,000,000 shares authorized ...................                         1,095
   Class C Shares of Common Stock, $.0001 par value,100,000,000 shares authorized ...................                           424
   Class I Shares of Common Stock, $.0001 par value,100,000,000 shares authorized ...................                            27
   Paid-in capital in excess of par .................................................................                   191,094,972
   Undistributed investment income -- net ...........................................................   $    404,514
   Accumulated realized capital losses on investments and foreign currency transactions
      from the Portfolio -- net .....................................................................    (62,397,751)
   Unrealized appreciation on investments and foreign currency transactions
      from the Portfolio -- net .....................................................................     13,576,440
                                                                                                        ------------
   Total accumulated losses -- net ..................................................................                   (48,416,797)
                                                                                                                       ------------
   Net Assets .......................................................................................                  $142,679,817
                                                                                                                       ============

===================================================================================================================================
Net Asset Value
-----------------------------------------------------------------------------------------------------------------------------------
   Class A -- Based on net assets of $8,500,785 and 958,109 shares outstanding ......................                  $        8.87
                                                                                                                       =============
   Class B -- Based on net assets of $94,984,364 and 10,954,967 shares outstanding ..................                  $        8.67
                                                                                                                       =============
   Class C -- Based on net assets of $36,803,694 and 4,242,337 shares outstanding ...................                  $        8.68
                                                                                                                       =============
   Class I -- Based on net assets of $2,390,974 and 267,700 shares outstanding ......................                  $        8.93
                                                                                                                       =============

See Notes to Financial Statements.

          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003             9

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Statement of Operations                       Merrill Lynch Global Balanced Fund

For the Year Ended November 30, 2003

===================================================================================================================================
Investment Income from the Portfolio -- Net
-----------------------------------------------------------------------------------------------------------------------------------
   Investment income allocated from the Portfolio:
      Dividends (net of $143,938 foreign withholding tax) ..............................................                $ 2,136,118
      Interest .........................................................................................                  1,496,821
      Securities lending -- net ........................................................................                     15,069
      Expenses .........................................................................................                 (1,242,846)
                                                                                                                        -----------
   Net investment income from the Portfolio ............................................................                  2,405,162
                                                                                                                        -----------

===================================================================================================================================
Expenses
-----------------------------------------------------------------------------------------------------------------------------------
   Account maintenance and distribution fees -- Class B ................................................   $1,029,332
   Account maintenance and distribution fees -- Class C ................................................      409,766
   Administration fees .................................................................................      312,170
   Transfer agent fees -- Class B ......................................................................      153,958
   Transfer agent fees -- Class C ......................................................................       62,934
   Printing and shareholder reports ....................................................................       55,955
   Registration fees ...................................................................................       53,492
   Professional fees ...................................................................................       45,638
   Account maintenance fees -- Class A .................................................................       23,564
   Transfer agent fees -- Class A ......................................................................       12,002
   Transfer agent fees -- Class I ......................................................................        3,649
   Other ...............................................................................................       11,421
                                                                                                           ----------
   Total expenses ......................................................................................                  2,173,881
                                                                                                                        -----------
   Investment income -- net ............................................................................                    231,281
                                                                                                                        -----------

===================================================================================================================================
Realized & Unrealized Gain from the Portfolio -- Net
-----------------------------------------------------------------------------------------------------------------------------------

   Realized gain from the Portfolio on:
      Investments -- net ...............................................................................      787,132
      Foreign currency transactions -- net .............................................................      147,987       935,119
                                                                                                           ----------   -----------
   Change in unrealized appreciation on investments and foreign currency transactions
      from the Portfolio -- net ........................................................................                 12,195,868
                                                                                                                        -----------
   Total realized and unrealized gain on investments and foreign currency transactions -- net                            13,130,987
                                                                                                                        -----------
   Net Increase in Net Assets Resulting from Operations ................................................                $13,362,268
                                                                                                                        ===========

See Notes to Financial Statements.

10        MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Statements of Changes in Net Assets           Merrill Lynch Global Balanced Fund

                                                                                                             For the Year Ended
                                                                                                                November 30,
                                                                                                        ---------------------------
Increase (Decrease) in Net Assets:                                                                          2003           2002
===================================================================================================================================
Operations
-----------------------------------------------------------------------------------------------------------------------------------
   Investment income -- net .........................................................................   $    231,281   $    762,084
   Realized gain (loss) on investments and foreign currency transactions from the Portfolio -- net ..        935,119    (23,004,581)
   Change in unrealized appreciation/depreciation on investments and foreign currency transactions
      from the Portfolio -- net .....................................................................     12,195,868      5,062,082
                                                                                                        ---------------------------
   Net increase (decrease) in net assets resulting from operations ..................................     13,362,268    (17,180,415)
                                                                                                        ---------------------------

===================================================================================================================================
Capital Share Transactions
-----------------------------------------------------------------------------------------------------------------------------------
   Net decrease in net assets derived from capital share transactions ...............................    (45,999,568)   (75,589,427)
                                                                                                        ---------------------------

===================================================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------------------------------

   Total decrease in net assets .....................................................................    (32,637,300)   (92,769,842)
   Beginning of year ................................................................................    175,317,117    268,086,959
                                                                                                        ---------------------------
   End of year* .....................................................................................   $142,679,817   $175,317,117
                                                                                                        ===========================
      * Undistributed (accumulated) investment income (loss) -- net .................................   $    404,514   $   (924,815)
                                                                                                        ===========================

See Notes to Financial Statements.

          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003            11

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Financial Highlights                          Merrill Lynch Global Balanced Fund

                                                                                         Class A+++
                                                            -------------------------------------------------------------------
                                                                                                                For the Period
The following per share data and ratios have been derived                  For the Year Ended                   April 30, 1999+
from information provided in the financial statements.                        November 30,                      to November 30,
                                                            ----------------------------------------------
Increase (Decrease) in Net Asset Value:                       2003         2002         2001         2000             1999
===============================================================================================================================
Per Share Operating Performance
-------------------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of period..................   $  8.05      $  8.62      $  9.99      $ 10.78         $ 10.00
                                                            -------------------------------------------------------------------
   Investment income -- net .............................       .07+++++     .02+++++     .14+++++     .13+++++         .09
   Realized and unrealized gain (loss) on investments and
      foreign currency transactions from the Portfolio--
      net ...............................................       .75         (.59)       (1.14)        (.73)           .69
                                                            -------------------------------------------------------------------
   Total from investment operations .....................       .82         (.57)       (1.00)        (.60)           .78
                                                            -------------------------------------------------------------------
   Less dividends from:
      Investment income -- net ..........................       --            --         (.36)        (.12)             --
      In excess of investment income -- net .............       --            --         (.01)        (.07)             --
                                                            -------------------------------------------------------------------
   Total dividends ......................................       --            --         (.37)        (.19)             --
                                                            -------------------------------------------------------------------
   Net asset value, end of period........................   $  8.87      $  8.05      $  8.62      $  9.99         $ 10.78
                                                            ===================================================================

===============================================================================================================================
Total Investment Return**
-------------------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................     10.19%       (6.61%)     (10.36%)      (5.75%)         7.80%++++
                                                            ===================================================================

===============================================================================================================================
Ratios to Average Net Assets
-------------------------------------------------------------------------------------------------------------------------------
   Expenses++ ...........................................      1.48%        1.45%        1.30%        1.26%           1.35%*
                                                            ===================================================================
   Investment income -- net .............................       .86%        1.05%        1.49%        1.19%           1.47%*
                                                            ===================================================================

===============================================================================================================================
Supplemental Data
-------------------------------------------------------------------------------------------------------------------------------
   Net assets, end of period (in thousands)..............   $ 8,501      $10,514      $17,510      $28,854         $43,442
                                                            ===================================================================
   Portfolio turnover of the Mercury Master Global
      Balanced Portfolio ................................    158.02%      128.22%      116.69%      117.12%          71.04%
                                                            ===================================================================

          *     Annualized.
          **    Total investment returns exclude the effects of sales charges.
          +     Commencement of operations.
          ++    Includes the Fund's share of the Portfolio's allocated expenses.
          +++   Effective April 14, 2003, Class D Shares were redesignated Class
                A Shares.
          ++++  Aggregate total investment return.
          +++++ Based on average shares outstanding.

See Notes to Financial Statements.

12         MERRILL LYNCH GLOBAL BALANCED FUND    NOVEMBER 30, 2003

Financial Highlights (continued)              Merrill Lynch Global Balanced Fund

                                                                                            Class B
                                                            ----------------------------------------------------------------------
                                                                                                                   For the Period
The following per share data and ratios have been derived                 For the Year Ended                       April 30, 1999+
from information provided in the financial statements.                       November 30,                          to November 30,
                                                            -------------------------------------------------
Increase (Decrease) in Net Asset Value:                       2003         2002          2001          2000              1999
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of period..................   $  7.92      $   8.56      $   9.91      $  10.73         $  10.00
                                                            ----------------------------------------------------------------------
   Investment income -- net .............................       .01++++       .03++++       .07++++       .05++++          .04

   Realized and unrealized gain (loss) on investments and
      foreign currency transactions from the Portfolio--
      net ...............................................       .74          (.67)        (1.13)         (.73)             .69
                                                            ----------------------------------------------------------------------
   Total from investment operations .....................       .75          (.64)        (1.06)         (.68)             .73
                                                            ----------------------------------------------------------------------
   Less dividends from:
      Investment income -- net ..........................        --            --          (.28)         (.09)              --
      In excess of investment income -- net .............        --            --          (.01)         (.05)              --
   Total dividends ......................................        --            --          (.29)         (.14)              --

   Net asset value, end of period .......................   $  8.67      $   7.92      $   8.56      $   9.91         $  10.73
                                                            ======================================================================

==================================================================================================================================
Total Investment Return**
----------------------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................      9.47%        (7.48%)      (10.99%)       (6.44%)           7.30%+++
                                                            ======================================================================

==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
   Expenses++ ...........................................      2.25%         2.22%         2.07%         2.02%            2.12%*
                                                            ======================================================================
   Investment income -- net .............................       .08%          .29%          .72%          .43%             .68%*
                                                            ======================================================================

==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
   Net assets, end of period (in thousands)..............   $94,984      $115,151      $171,223      $236,313         $277,296
                                                            ======================================================================
   Portfolio turnover of the Mercury Master Global
      Balanced Portfolio ................................    158.02%       128.22%       116.69%       117.12%           71.04%
                                                            ======================================================================

          *    Annualized.
          **   Total investment returns exclude the effects of sales charges.
          +    Commencement of operations.
          ++   Includes the Fund's share of the Portfolio's allocated expenses.
          +++  Aggregate total investment return.
          ++++ Based on average shares outstanding.

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           13

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Financial Highlights (continued)              Merrill Lynch Global Balanced Fund

                                                                                            Class C
                                                            --------------------------------------------------------------------
                                                                                                                  For the Period
The following per share data and ratios have been derived                  For the Year Ended                    April 30, 1999+
from information provided in the financial statements.                        November 30,                       to November 30,
                                                            -----------------------------------------------
Increase (Decrease) in Net Asset Value:                       2003         2002         2001         2000             1999
================================================================================================================================
Per Share Operating Performance
--------------------------------------------------------------------------------------------------------------------------------
   Net asset value, beginning of period..................   $  7.93      $  8.56      $  9.90      $  10.73        $  10.00
                                                            --------------------------------------------------------------------
   Investment income -- net .............................       .01++++      .03++++      .07++++       .05++++         .04
   Realized and unrealized gain (loss) on investments and
      foreign currency transactions from the Portfolio--
      net ...............................................       .74         (.66)       (1.12)         (.74)            .69
                                                            --------------------------------------------------------------------
   Total from investment operations .....................       .75         (.63)       (1.05)         (.69)            .73
                                                            --------------------------------------------------------------------
   Less dividends from:
      Investment income -- net ..........................        --           --         (.28)         (.09)             --
      In excess of investment income -- net .............        --           --         (.01)         (.05)             --
   Total dividends ......................................        --           --         (.29)         (.14)             --
   Net asset value, end of period........................   $  8.68      $  7.93      $  8.56      $   9.90        $  10.73
                                                            ====================================================================

================================================================================================================================
Total Investment Return**
--------------------------------------------------------------------------------------------------------------------------------
   Based on net asset value per share ...................      9.46%       (7.36%)     (10.97%)       (6.52%)          7.30%+++
                                                            ====================================================================

================================================================================================================================
Ratios to Average Net Assets
--------------------------------------------------------------------------------------------------------------------------------
   Expenses++ ...........................................      2.26%        2.22%        2.07%         2.02%           2.10%*
                                                            ====================================================================
   Investment income -- net .............................       .08%         .28%         .72%          .43%            .70%*
                                                            ====================================================================

================================================================================================================================
Supplemental Data
--------------------------------------------------------------------------------------------------------------------------------
   Net assets, end of period (in thousands)..............   $36,804      $46,302      $73,805      $116,277        $146,078
                                                            ====================================================================
   Portfolio turnover of the Mercury Master Global
      Balanced Portfolio ................................    158.02%      128.22%      116.69%       117.12%          71.04%
                                                            ====================================================================

          *    Annualized.
          **   Total investment returns exclude the effects of sales charges.
          +    Commencement of operations.
          ++   Includes the Fund's share of the Portfolio's allocated expenses.
          +++  Aggregate total investment return.
          ++++ Based on average shares outstanding.

See Notes to Financial Statements.

14         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Financial Highlights (concluded)                                                                Merrill Lynch Global Balanced Fund

                                                                                                Class I+++
                                                                 -------------------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.                    For the Year Ended                        For the Period
                                                                             November 30,                          April 30, 1999+
                                                                 ----------------------------------------------    to November 30,
Increase (Decrease) in Net Asset Value:                            2003         2002         2001         2000           1999
====================================================================================================================================
Per Share Operating Performance
------------------------------------------------------------------------------------------------------------------------------------

   Net asset value, beginning of period ......................   $  8.08      $  8.64      $ 10.01      $ 10.80      $ 10.00
                                                                 -------------------------------------------------------------------
   Investment income -- net ...................................      .09+++++     .11+++++     .16+++++     .16+++++     .11
   Realized and unrealized gain (loss) on investments and
      foreign currency transactions from the Portfolio-- net..       .76         (.67)       (1.12)        (.75)         .69
                                                                 -------------------------------------------------------------------
   Total from investment operations ..........................       .85         (.56)        (.96)        (.59)         .80
                                                                 -------------------------------------------------------------------
   Less dividends from:
      Investment income -- net ...............................        --           --         (.40)        (.12)          --
      In excess of investment income -- net ..................        --           --         (.01)        (.08)          --
                                                                 -------------------------------------------------------------------
   Total dividends ...........................................        --           --         (.41)        (.20)          --
                                                                 -------------------------------------------------------------------
   Net asset value, end of period ............................   $  8.93      $  8.08      $  8.64      $ 10.01      $ 10.80
                                                                 ===================================================================

====================================================================================================================================
Total Investment Return**
------------------------------------------------------------------------------------------------------------------------------------

   Based on net asset value per share ........................     10.52%       (6.48%)     (10.01%)       5.60%        8.00%++++
                                                                 ===================================================================

====================================================================================================================================
Ratios to Average Net Assets
------------------------------------------------------------------------------------------------------------------------------------

   Expenses++ ................................................      1.23%        1.20%        1.05%        1.01%        1.10%*
                                                                 ===================================================================
   Investment income -- net ..................................      1.10%        1.30%        1.74%        1.44%        1.73%*
                                                                 ===================================================================

====================================================================================================================================
Supplemental Data
------------------------------------------------------------------------------------------------------------------------------------

   Net assets, end of period (in thousands) ..................   $ 2,391      $ 3,350      $ 5,549      $ 9,312      $13,333
                                                                 ===================================================================
   Portfolio turnover of the Mercury Master Global
      Balanced Portfolio .....................................    158.02%      128.22%      116.69%      117.12%       71.04%
                                                                 ===================================================================

          *     Annualized.
          **    Total investment returns exclude the effects of sales charges.
          +     Commencement of operations.
          ++    Includes the Fund's share of the Portfolio's allocated expenses.
          +++   Effective April 14, 2003, Class A Shares were redesignated Class
                I Shares.
          ++++  Aggregate total investment return.
          +++++ Based on average shares outstanding.
                See  Notes to Financial Statements.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           15

[LOGO] Merrill Lynch   Ivestment Managers

Notes to Financial Statements                 Merrill Lynch Global Balanced Fund

          1. Significant Accounting Policies:

          Merrill Lynch Global Balanced Fund (the "Fund") is part of Mercury Funds, Inc. (the "Corporation"). The Fund is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund seeks to achieve its investment objective by investing all of its assets in the Mercury Master Global Balanced Portfolio (the "Portfolio") of Mercury Master Trust (the "Trust"), which has the same investment objective as the Fund. The value of the Fund's investment in the Portfolio reflects the Fund's proportionate interest in the net assets of the Portfolio. The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The percentage of the Portfolio owned by the Fund at November 30, 2003 was 99.9%. The Fund offers multiple classes of shares. Effective April 14, 2003, Class A Shares were redesignated Class I Shares and Class D Shares were redesignated Class A Shares. The Fund's financial statements and financial highlights contained within this report reflect the new share class redesignation. Class A and Class I Shares are sold with a front-end sales charge. Class B and Class C Shares may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B Shares have certain voting rights with respect to Class A distribution expenditures). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments and foreign currency transactions are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

          (a) Valuation of investments -- The Fund records its investment in the Portfolio at fair value. Valuation of securities held by the Portfolio is discussed in Note 1a of the Portfolio's Notes to Financial Statements, which are included elsewhere in this report.

          (b) Investment income and expenses -- The Fund records daily its proportionate share of the Portfolio's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

          (c) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, withholding taxes may be imposed on interest, dividends and capital gains at various rates.

          (d) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

          (e) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

          (f) Investment transactions -- Investment transactions in the Portfolio are accounted for on a trade date basis.

          (g) Reclassification -- Accounting principles generally accepted in the United States of America require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, the current year's permanent book/tax differences of $932,150 have been reclassified between paid-in capital in excess of par and undistributed investment income and $165,898 has been reclassified between undistributed investment income and accumulated net realized capital losses. These reclassifications have no effect on net assets or net asset values per share.

          2. Transactions with Affiliates:

          The Corporation has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Inc.

          ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .20% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

          The Corporation has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Corporation in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are

16         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Notes to Financial Statements (continued)     Merrill Lynch Global Balanced Fund

          accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

          ----------------------------------------------------------------------
                                                      Account       Distribution
                                                  Maintenance Fee      Fee
          ----------------------------------------------------------------------
          Class A .............................         .25%             --
          Class B .............................         .25%            .75%
          Class C .............................         .25%            .75%
          ----------------------------------------------------------------------

          Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

          For the year ended November 30, 2003, FAMD earned underwritings discounts and MLPF&S earned dealer concessions on sales of the Fund's Class A Shares as follows:

          ----------------------------------------------------------------------
                                                                  FAMD    MLPF&S
          ----------------------------------------------------------------------
          Class A ............................................    $27      $327
          ----------------------------------------------------------------------

          For the year ended November 30, 2003, MLPF&S received contingent deferred sales charges of $458,342 and $268 relating to transactions in Class B and Class C Shares, respectively.

          Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

          Certain officers and/or directors of the Corporation are officers and/or directors or trustees of the Trust, FAM, PSI, FAMD, FDS, and/or ML & Co.

          3. Capital Share Transactions:

          Net decrease in net assets derived from capital share transactions were $45,999,568 and $75,589,427 for the years ended November 30, 2003 and November 30, 2002, respectively.

          Transactions in capital shares for each class were as follows:

          ---------------------------------------------------------------------
          Class A Shares for the Year                                 Dollar
          Ended November 30,2003+                         Shares      Amount
          ---------------------------------------------------------------------
          Shares sold ................................    102,556   $   838,553
          Automatic conversion of shares .............      1,839        14,807
                                                         ----------------------
          Total issued ...............................    104,395       853,360
          Shares redeemed ............................   (453,144)   (3,747,183)
                                                         ======================
          Net decrease ...............................   (348,749)  $(2,893,823)
                                                         ----------------------

          + Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

          ---------------------------------------------------------------------
          Class A Shares for the Year                                  Dollar
          Ended November 30,2002+                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold ...............................     37,938   $   317,491
          Automatic conversion of shares ............        100           844
                                                        -----------------------
          Total issued ..............................     38,038       318,335
          Shares redeemed ...........................   (762,119)   (6,332,702)
                                                        -----------------------
          Net decrease ..............................   (724,081)  $(6,014,367)
                                                        =======================

          + 'Effective April 14, 2003, Class D Shares were redesignated Class A Shares.

          ---------------------------------------------------------------------
          Class B Shares for the Year                                 Dollar
          Ended November 30,2003                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold .............................      176,301   $  1,417,265
          Shares redeemed .........................   (3,753,727)   (30,384,796)
          Automatic conversion of shares ..........       (1,870)       (14,807)
                                                      -------------------------
          Net decrease ............................   (3,579,296)  $(28,982,338)
                                                      -------------------------

          ---------------------------------------------------------------------
          Class B Shares for the Year                                 Dollar
          Ended November 30,2002                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold .............................      317,340   $  2,677,535
          Shares redeemed .........................   (5,796,073)   (47,405,264)
          Automatic conversion of shares ..........         (102)          (844)
                                                      -------------------------
          Net decrease ............................   (5,478,835)  $(44,728,573)
                                                      -------------------------

          ---------------------------------------------------------------------
          Class C Shares for the Year                                 Dollar
          Ended November 30,2003                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold .............................       72,275   $    587,508
          Shares redeemed .........................   (1,670,439)   (13,516,159)
                                                      -------------------------
          Net decrease ............................   (1,598,164)  $(12,928,651)
                                                      -------------------------

          ---------------------------------------------------------------------
          Class C Shares for the Year                                 Dollar
          Ended November 30,2002                        Shares        Amount
          ---------------------------------------------------------------------
          Shares sold .............................       75,417   $    626,666
          Shares redeemed .........................   (2,855,589)   (23,561,919)
                                                      -------------------------
          Net decrease ............................   (2,780,172)  $(22,935,253)
                                                      -------------------------

          ---------------------------------------------------------------------
          Class I Shares for the Year                                 Dollar
          Ended November 30,2003+                       Shares        Amount
          --------------------------------------------------------------------
          Shares sold .............................       88,269   $   722,246
          Shares redeemed .........................     (235,292)   (1,917,002)
                                                      ------------------------
          Net decrease ............................     (147,023)  $(1,194,756)
                                                      ------------------------

          + Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

          ----------------------------------------------------------------------
          Class I Shares for the Year                                 Dollar
          Ended November 30,2002+                       Shares        Amount
          ---------------------------------------------------------------------
          Shares sold ..............................       31,842   $   261,577
          Shares redeemed ..........................     (259,696)   (2,172,811)
                                                       ----------   -----------
          Net decrease .............................     (227,854)  $(1,911,234)
                                                       ----------   -----------

          + Effective April 14, 2003, Class A Shares were redesignated Class I Shares.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           17

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements (concluded)     Merrill Lynch Global Balanced Fund

          4. Distributions to Shareholders:

          As of November 30, 2003, the components of accumulated losses on a tax basis were as follows:

          --------------------------------------------------------------------
          Undistributed ordinary income -- net ................   $         --
          Undistributed long-term capital gains -- net ........             --
                                                                  ------------
          Total undistributed earnings -- net .................             --
          Capital loss carryforward  ..........................    (59,855,568)*
          Unrealized gains (losses) -- net ....................     11,438,771**
                                                                  ------------
          Total accumulated losses -- net .....................   $(48,416,797)
                                                                  ============

          * On November 30, 2003, the Fund had a net capital loss carryforward of $59,855,568, of which $1,903,631 expires in 2007, $34,109,101 expires in 2009, $21,947,452 expires in 2010 and
               $1,895,384 expires in 2011. This amount will be available to offset like amounts of any future taxable gains.

          ** The difference between book-basis and tax-basis net unrealized losses is attributable primarily to the tax deferral of losses on wash sales, the tax deferral of losses on straddles, the realization for tax purposes of unrealized gains ( losses) on certain futures and forward foreign currency contracts, the difference between book and tax amortization methods for premiums and discounts on fixed income securities and the deferral of post-October currency losses for tax purposes.

          5. Plan of Reorganization:

          At meetings held on November 10-11, 2003, the Board of Directors unanimously approved (subject to shareholder approval at a special meeting on April 12, 2004) the reorganization of the Fund whereby (i) the Fund will acquire substantially all of the assets and assume substantially all of the liabilities of the Portfolio in exchange for all the Fund's beneficial interests in the Portfolio and (ii)
          Merrill Lynch Global Allocation Fund, Inc. ("Global Allocation") will acquire substantially all of the assets and assume substantially all of the liabilities of the Fund, in exchange for newly issued shares of common stock of Global Allocation.

Independent Auditors' Report

          To the Shareholders and Board of Directors of Merrill Lynch Global Balanced Fund (One of the Series constituting Mercury Funds, Inc.):

          We have audited the accompanying statement of assets and liabilities of Merrill Lynch Global Balanced Fund as of November 30, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the respective periods then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Merrill Lynch Global Balanced Fund as of November 30, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for the respective periods then ended, in conformity with accounting principles generally accepted in the United States of America.

          Deloitte & Touche LLP
          Princeton, New Jersey
          January 9, 2004

18         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Schedule of Investments                 Mercury Master Global Balanced Portfolio

                                                                                                           Value (in     Percent of
Europe           Industry++                       Shares Held   Common Stocks                            U.S. dollars)   Net Assets
===================================================================================================================================
Finland          Paper & Forest Products             32,600     UPM-Kymmene Oyj                           $  602,968        0.4%
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Finland               602,968        0.4
===================================================================================================================================
France           Chemicals                            3,949     Air Liquide                                  639,045        0.4
                 ------------------------------------------------------------------------------------------------------------------
                 Commercial Banks                    21,727     BNP Paribas SA                             1,226,680        0.9
                 ------------------------------------------------------------------------------------------------------------------
                 Diversified Telecommunication
                 Services                            25,000     + France Telecom SA                          639,507        0.5
                 ------------------------------------------------------------------------------------------------------------------
                 Insurance                           21,800     Axa                                          423,333        0.3
                 ------------------------------------------------------------------------------------------------------------------
                 Oil & Gas                           10,487     TotalFinaElf SA                            1,699,568        1.2
                 ------------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                      6,030     Aventis SA                                   350,132        0.2
                 ------------------------------------------------------------------------------------------------------------------
                 Transportation Infrastructure       17,915     Autoroutes du Sud de la France               579,817        0.4
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in France              5,558,082        3.9
===================================================================================================================================
Germany          Diversified Financial Services       7,100     Deutsche Boerse AG                           357,538        0.2
                 ------------------------------------------------------------------------------------------------------------------
                 Electric Utilities                  11,500     E.On AG                                      652,033        0.5
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Germany             1,009,571        0.7
===================================================================================================================================
Ireland          Commercial Banks                    69,519     Allied Irish Banks PLC                     1,024,989        0.7
                                                     51,410     Bank of Ireland                              640,902        0.5
                                                                                                         --------------------------
                                                                                                           1,665,891        1.2
                 ------------------------------------------------------------------------------------------------------------------
                 Construction Materials              25,322     CRH PLC                                      473,514        0.3
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Ireland             2,139,405        1.5
===================================================================================================================================
Italy            Commercial Banks                    45,610     Banca Intesa SpA                             127,989        0.1
                                                    205,214     Intesa BCI SpA                               772,901        0.5
                                                    201,640     Unicredito Italiano SpA                    1,014,198        0.7
                                                                                                         --------------------------
                                                                                                           1,915,088        1.3
                 ------------------------------------------------------------------------------------------------------------------
                 Oil & Gas                           49,667     ENI SpA                                      846,778        0.6
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Italy               2,761,866        1.9
===================================================================================================================================
Netherlands      Air Freight & Logistics             15,310     TNT Post Group NV                            330,338        0.2
                 ------------------------------------------------------------------------------------------------------------------
                 Diversified Financial Services      17,900     Euronext NV                                  428,920        0.3
                                                     19,400     ING Groep NV                                 415,563        0.3
                                                                                                         --------------------------
                                                                                                             844,483        0.6
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in the Netherlands     1,174,821        0.8
===================================================================================================================================
Spain            Diversified Telecommunication
                 Services                            32,999     Telefonica SA                                427,209        0.3
                 ------------------------------------------------------------------------------------------------------------------
                 Media                                  112     + Antena 3 Television, S.A.                    4,693        0.0
                 ------------------------------------------------------------------------------------------------------------------
                 Tobacco                             17,700     Altadis                                      472,502        0.3
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Spain                 904,404        0.6
===================================================================================================================================
Sweden           Building Products                   49,090     Assa Abloy AB 'B'                            558,720        0.4
                 ------------------------------------------------------------------------------------------------------------------
                 Machinery                            9,100     SKF AB 'B'                                   332,996        0.2
                                                     20,749     Sandvik AB                                   660,411        0.5
                                                                                                         --------------------------
                                                                                                             993,407        0.7
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Sweden              1,552,127        1.1
===================================================================================================================================
Switzerland      Capital Markets                     31,600     Credit Suisse Group                        1,048,648        0.7
                 ------------------------------------------------------------------------------------------------------------------
                 Food Products                        5,230     Nestle SA (Registered Shares)              1,215,715        0.9
                 ------------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                     25,918     Novartis AG (Registered Shares)            1,094,661        0.8
                 ------------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Switzerland         3,359,024        2.4
===================================================================================================================================
United Kingdom   Beverages                           70,730     Diageo PLC                                   881,926        0.6
                 ------------------------------------------------------------------------------------------------------------------
                 Commercial Banks                   156,937     Barclays PLC                               1,383,279        0.9
                                                     54,808     Royal Bank of Scotland Group PLC           1,529,865        1.1
                                                                                                         --------------------------
                                                                                                           2,913,144        2.0

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           19

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)     Mercury Master Global Balanced Portfolio

Europe                                                                                                  Value (in      Percent of
(concluded)      Industry++                       Shares Held   Common Stocks                          U.S. dollars)   Net Assets
=================================================================================================================================
United Kingdom   Commercial Services & Supplies      77,736     Bunzl PLC                               $   593,268       0.4%
(concluded)      ----------------------------------------------------------------------------------------------------------------
                 Food & Staples Retailing           153,093     Tesco PLC                                   654,951       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Food Products                       81,173     Unilever PLC                                705,007       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Industrial Conglomerates            52,860     Smiths Industries PLC                       605,469       0.4
                 ----------------------------------------------------------------------------------------------------------------
                 Insurance                           68,650     Prudential Corporation PLC                  526,877       0.4
                 ----------------------------------------------------------------------------------------------------------------
                 Media                               30,200     + British Sky Broadcasting Group PLC
                                                                ("BSkyB")                                   350,072       0.3
                                                    179,214     Reed Elsevier PLC                         1,476,380       1.0
                                                                                                        -------------------------
                                                                                                          1,826,452       1.3
                 ----------------------------------------------------------------------------------------------------------------
                 Metals & Mining                     38,546     Billiton PLC                                289,039       0.2
                                                      8,687     Rio Tinto PLC (Registered Shares)           207,521       0.2
                                                                                                        -------------------------
                                                                                                            496,560       0.4
                 ----------------------------------------------------------------------------------------------------------------
                 Multi-Utilities & Unregulated
                 Power                              104,140     National Grid Group PLC                     703,883       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Oil & Gas                          252,794     BP Amoco PLC                              1,764,070       1.2
                                                    112,890     Shell Transport & Trading Company           714,486       0.5
                                                                                                        -------------------------
                                                                                                          2,478,556       1.7
                 ----------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                     49,167     GlaxoSmithKline PLC                       1,108,580       0.8
                 ----------------------------------------------------------------------------------------------------------------
                 Transportation Infrastructure       89,080     BAA PLC                                     723,890       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Wireless Telecommunication
                 Services                           884,258     Vodafone Group PLC                        2,030,256       1.4
                 ----------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in the United
                                                                Kingdom                                  16,248,819      11.4
                 ================================================================================================================
                                                                Total Common Stocks in Europe            35,311,087      24.7
=================================================================================================================================
North America
=================================================================================================================================
Canada           Food & Staples Retailing            27,520     + Shoppers Drug Mart Corporation            592,361       0.4
                 ----------------------------------------------------------------------------------------------------------------
                 Oil & Gas                            8,200     EnCana Corp.                                301,186       0.2
                                                     13,900     Suncor Energy, Inc.                         310,635       0.3
                                                                                                        -------------------------
                                                                                                            611,821       0.5
                 ----------------------------------------------------------------------------------------------------------------
                                                                Total Common Stocks in Canada             1,204,182       0.9
=================================================================================================================================
United States    Aerospace & Defense                  8,400     The Boeing Company                          322,476       0.2
                                                     20,430     United Technologies Corporation           1,750,851       1.2
                                                                                                        -------------------------
                                                                                                          2,073,327       1.4
                 ----------------------------------------------------------------------------------------------------------------
                 Beverages                           17,660     The Coca-Cola Company                       821,190       0.6
                                                     13,574     PepsiCo, Inc.                               653,181       0.4
                                                                                                        -------------------------
                                                                                                          1,474,371       1.0
                 ----------------------------------------------------------------------------------------------------------------
                 Biotechnology                        4,769     + Amgen Inc.                                274,265       0.2
                 ----------------------------------------------------------------------------------------------------------------
                 Capital Markets                     48,169     The Bank of New York Company, Inc.        1,477,825       1.1
                                                      7,929     The Goldman Sachs Group, Inc.               761,818       0.5
                                                     12,490     Morgan Stanley                              690,447       0.5
                                                                                                        -------------------------
                                                                                                          2,930,090       2.1
                 ----------------------------------------------------------------------------------------------------------------
                 Chemicals                           16,471     Praxair, Inc.                             1,182,288       0.8
                 ----------------------------------------------------------------------------------------------------------------
                 Commercial Banks                    21,500     National City Corporation                   721,325       0.5
                                                     44,220     U.S. Bancorp                              1,225,336       0.9
                                                      8,000     Wachovia Corporation                        366,000       0.2
                                                      7,052     Wells Fargo & Co.                           404,291       0.3
                                                                                                        -------------------------
                                                                                                          2,716,952       1.9
                 ----------------------------------------------------------------------------------------------------------------
                 Commercial Services & Supplies       2,870     Avery Dennison Corporation                  158,080       0.1
                                                     15,430     + ChoicePoint Inc.                          590,198       0.4
                                                                                                        -------------------------
                                                                                                            748,278       0.5
                 ----------------------------------------------------------------------------------------------------------------
                 Communications Equipment            25,094     + Cisco Systems, Inc.                       568,630       0.4

20         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Schedule of Investments (continued)     Mercury Master Global Balanced Portfolio

North America                                                                                        Value (in      Percent of
(continued)      Industry++                       Shares Held   Common Stocks                       U.S. dollars)   Net Assets
==============================================================================================================================
United States    Computers & Peripherals             26,436     + Dell Inc.                          $  912,042          0.7%
(continued)                                          17,800     International Business Machines
                                                                Corporation                           1,611,612          1.1
                                                      6,130     + Lexmark International
                                                                Group, Inc. (Class A)                   474,462          0.3
                                                                                                     --------------------------
                                                                                                      2,998,116          2.1
                 --------------------------------------------------------------------------------------------------------------
                 Consumer Finance                    42,720     MBNA Corporation                      1,047,494          0.7
                 --------------------------------------------------------------------------------------------------------------
                 Diversified Financial Services      49,685     Citigroup Inc.                        2,337,182          1.6
                 --------------------------------------------------------------------------------------------------------------
                 Food & Staples Retailing            10,223     Wal-Mart Stores, Inc.                   568,808          0.4
                 --------------------------------------------------------------------------------------------------------------
                 Health Care Equipment &             15,240     Baxter International Inc.               423,977          0.3
                 Supplies                             8,040     DENTSPLY International Inc.             362,041          0.3
                                                      4,825     + St. Jude Medical, Inc.                305,616          0.2
                                                                                                     --------------------------
                                                                                                      1,091,634          0.8
                 --------------------------------------------------------------------------------------------------------------
                 Health Care Providers &
                 Services                            10,800     AmerisourceBergen Corporation           683,532          0.5
                                                      5,482     + WellPoint Health Networks Inc.        512,512          0.3
                                                                                                      ------------------------
                                                                                                      1,196,044          0.8
                 --------------------------------------------------------------------------------------------------------------
                 Hotels, Restaurants & Leisure       39,210     International Game Technology         1,360,195          1.0
                                                      9,548     + MGM Mirage Inc.                       357,859          0.2
                                                     12,620     Wendy's International, Inc.             490,035          0.3
                                                                                                     --------------------------
                                                                                                      2,208,089          1.5
                 --------------------------------------------------------------------------------------------------------------
                 Household Durables                  11,990     D.R. Horton, Inc.                       523,963          0.4
                                                      5,300     Lennar Corporation (Class A)            518,870          0.4
                                                      8,090     Pulte Corporation                       772,919          0.5
                                                                                                     --------------------------
                                                                                                      1,815,752          1.3
                 --------------------------------------------------------------------------------------------------------------
                 Household Products                   8,709     Colgate-Palmolive Company               457,223          0.3
                                                      9,943     The Procter & Gamble Company            956,914          0.7
                                                                                                     --------------------------
                                                                                                      1,414,137          1.0
                 --------------------------------------------------------------------------------------------------------------
                 IT Services                         10,690     First Data Corporation                  404,617          0.3
                 --------------------------------------------------------------------------------------------------------------
                 Industrial Conglomerates            16,053     General Electric Company                460,240          0.3
                                                     60,524     Tyco International Ltd.               1,389,026          1.0
                                                                                                     --------------------------
                                                                                                      1,849,266          1.3
                 --------------------------------------------------------------------------------------------------------------
                 Insurance                            7,836     Ambac Financial Group, Inc.             538,725          0.4
                                                     15,377     American International Group, Inc.      891,097          0.6
                                                     16,620     The Hartford Financial Services
                                                                Group, Inc.                             914,100          0.6
                                                                                                     --------------------------
                                                                                                      2,343,922          1.6
                 --------------------------------------------------------------------------------------------------------------
                 Machinery                            8,180     ITT Industries, Inc.                    539,226          0.4
                 --------------------------------------------------------------------------------------------------------------
                 Media                               10,865     Clear Channel Communications, Inc.      454,266          0.3
                                                     13,064     Gannett Co., Inc.                     1,131,342          0.8
                                                     13,967     The McGraw-Hill Companies, Inc.         956,740          0.7
                                                     14,970     Omnicom Group Inc.                    1,192,510          0.8
                                                     33,975     + Time Warner Inc.                      553,113          0.4
                                                     29,544     Viacom, Inc. (Class B)                1,161,670          0.8
                                                                                                     --------------------------
                                                                                                      5,449,641          3.8
                 --------------------------------------------------------------------------------------------------------------
                 Oil & Gas                           27,626     Exxon Mobil Corporation                 999,232          0.7
                 --------------------------------------------------------------------------------------------------------------
                 Personal Products                   13,846     Avon Products, Inc.                     948,451          0.7
                                                     26,585     The Estee Lauder Companies Inc.
                                                                (Class A)                             1,010,230          0.7
                                                                                                     --------------------------
                                                                                                      1,958,681          1.4
                 --------------------------------------------------------------------------------------------------------------
                 Pharmaceuticals                     14,981     Abbott Laboratories                     662,160          0.5
                                                      8,060     Johnson & Johnson                       397,277          0.3
                                                     15,366     Merck & Co., Inc.                       623,860          0.4
                                                     85,548     Pfizer Inc.                           2,870,135          2.0
                                                     16,733     Wyeth                                   659,280          0.5
                                                                                                     --------------------------
                                                                                                      5,212,712          3.7

           MERRILL LYNCH GLOBAL BALANCED FUND      NOVEMBER 30, 2003          21

[LOGO] Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)     Mercury Master Global Balanced Portfolio

                                                                                                                            Percent
North America                                           Shares                                                Value (in      of Net
(concluded)          Industry++                          Held    Common Stocks                              U.S. dollars)    Assets
===================================================================================================================================
United States        Software                           32,970   + Amdocs Limited                           $    824,909       0.6%
(concluded)                                             94,172   Microsoft Corporation                         2,420,220       1.7
                                                                                                            -----------------------
                                                                                                               3,245,129       2.3
                     --------------------------------------------------------------------------------------------------------------
                     Specialty Retail                    8,850   + AutoZone, Inc.                                846,591       0.6
                                                        16,747   Lowe's Companies, Inc.                          976,350       0.7
                                                                                                            -----------------------
                                                                                                               1,822,941       1.3
                     --------------------------------------------------------------------------------------------------------------
                     Thrifts & Mortgage Finance         12,310   Countrywide Credit Industries, Inc.           1,299,936       0.9
                                                        33,181   Fannie Mae                                    2,322,670       1.6
                                                        30,960   Freddie Mac                                   1,684,843       1.2
                                                                                                            -----------------------
                                                                                                               5,307,449       3.7
                     --------------------------------------------------------------------------------------------------------------
                     Tobacco                            32,409   Altria Group, Inc.                            1,685,268       1.2
                     --------------------------------------------------------------------------------------------------------------
                     Trading Companies & Distributors    8,900   W.W. Grainger, Inc.                             411,714       0.3
                     --------------------------------------------------------------------------------------------------------------
                                                                 Total Common Stocks in the United States     57,875,255      40.5
                     ==============================================================================================================
                                                                 Total Common Stocks in North America         59,079,437      41.4
===================================================================================================================================
Pacific Basin/Asia
===================================================================================================================================
Japan                Automobiles                         5,100   Honda Motor Co., Ltd.                           208,619       0.2
                                                        52,800   Nissan Motor Co., Ltd.                          603,594       0.4
                                                        24,400   Toyota Motor Corporation                        732,980       0.5
                                                                                                            -----------------------
                                                                                                               1,545,193       1.1
                     --------------------------------------------------------------------------------------------------------------
                     Chemicals                           8,300   Shin-Etsu Chemical Co., Ltd.                    306,172       0.2
                     --------------------------------------------------------------------------------------------------------------
                     Electronic Equipment &
                     Instruments                         3,700   Mabuchi Motor Co., Ltd.                         266,892       0.2
                     --------------------------------------------------------------------------------------------------------------
                     Health Care Equipment & Supplies   18,000   Olympus Optical Co., Ltd.                       385,409       0.3
                     --------------------------------------------------------------------------------------------------------------
                     Household Durables                  1,900   Funai Electric Co., Ltd.                        246,174       0.2
                     --------------------------------------------------------------------------------------------------------------
                     Insurance                              37   Millea Holdings, Inc.                           398,649       0.3
                     --------------------------------------------------------------------------------------------------------------
                     Leisure Equipment & Products       13,000   Fuji Photo Film                                 367,969       0.2
                     --------------------------------------------------------------------------------------------------------------
                     Office Electronics                 18,000   Canon, Inc.                                     831,629       0.6
                                                        51,000   Ricoh Co., Ltd.                                 930,405       0.6
                                                                                                            -----------------------
                                                                                                               1,762,034       1.2
                     --------------------------------------------------------------------------------------------------------------
                     Pharmaceuticals                     9,000   Takeda Chemical Industries, Ltd.                345,142       0.2
                     --------------------------------------------------------------------------------------------------------------
                     Road & Rail                            87   East Japan Railway Company                      397,188       0.3
                     --------------------------------------------------------------------------------------------------------------
                     Semiconductors & Semiconductor
                     Equipment                           5,100   Rohm Company Ltd.                               596,521       0.4
                     --------------------------------------------------------------------------------------------------------------
                     Trading Companies & Distributors   29,000   Mitsubishi Corporation                          266,116       0.2
                                                        38,000   Mitsui & Co., Ltd.                              255,716       0.2
                                                                                                            -----------------------
                                                                                                                 521,832       0.4
                     --------------------------------------------------------------------------------------------------------------
                     Wireless Telecommunication
                     Services                              384   NTT DoCoMo, Inc.                                827,465       0.6
                     --------------------------------------------------------------------------------------------------------------
                                                                 Total Common Stocks in the Pacific
                                                                 Basin/Asia                                    7,966,640       5.6
                     ==============================================================================================================
                                                                 Total Investments in Common Stocks
                                                                 (Cost -- $88,470,157)                       102,357,164      71.7
                     ==============================================================================================================

22         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Schedule of Investments (continued)     Mercury Master Global Balanced Portfolio

                                                                                                           Value (in      Percent of
Europe           Industry++                       Face Amount   Fixed Income Securities                    U.S. dollars)  Net Assets
====================================================================================================================================
Austria          Commercial Banks        (Y)      175,000,000   Oesterreich Kontrollbank, 1.80% due
                                                                3/22/2010                                   $ 1,697,784      1.2%
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in
                                                                Austria                                       1,697,784      1.2
====================================================================================================================================
Finland          Foreign Government
                 Obligations             (euro)       210,000   Finnish Government, 3% due 7/04/2008            243,753      0.2
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in
                                                                Finland                                         243,753      0.2
====================================================================================================================================
France                                                          French OAT:
                 Foreign Government
                 Obligations                          885,000      4.75% due 10/25/2012                       1,088,942      0.8
                                                    1,655,000      5.75% due 10/25/2032                       2,192,627      1.5
                                                      620,000   French Treasury Notes, 3.50% due
                                                                1/12/2005                                       751,704      0.5
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in France       4,033,273      2.8
====================================================================================================================================
Germany          Commercial Banks        (Y)      225,000,000   Deutsche Ausgleichsbank, 1.85% due
                                                                9/20/2010                                     2,182,095      1.5
                                                  207,000,000   KFW International Finance, 1.75% due
                                                                3/23/2010                                     2,002,434      1.4
                                                                                                           -------------------------
                                                                                                              4,184,529      2.9
                 -------------------------------------------------------------------------------------------------------------------
                 Foreign Government
                 Obligations             (euro)     1,360,000   Bundesobligation, 3.50% due 10/10/2008        1,612,961      1.2
                                                      350,000   Bundesrepublic Deutschland, 6% due
                                                                7/04/2007                                       453,660      0.3
                                                                Bundesschatzanweisungen:
                                                      970,000      3.25% due 9/24/2004                        1,171,166      0.8
                                                    1,660,000      2.50% due 3/18/2005                        1,988,404      1.4
                                                                                                           -------------------------
                                                                                                              5,226,191      3.7
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in
                                                                Germany                                       9,410,720      6.6
====================================================================================================================================
Italy            Foreign Government
                 Obligations             (Y)      128,000,000   Republic of Italy, 1.80% due 2/23/2010        1,239,833      0.9
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in Italy        1,239,833      0.9
====================================================================================================================================
Netherlands                                                     Netherlands Government Bonds:
                 Foreign Government
                 Obligations             (euro)     3,970,000      4% due 7/15/2005                           4,852,589      3.4
                                                      610,000      3.75% due 7/15/2009                          725,530      0.5
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in the
                                                                Netherlands                                   5,578,119      3.9
====================================================================================================================================
Norway           Diversified Financial
                 Services                (Y)       62,000,000   Eksportfinans ASA, 1.80% due 6/21/2010          595,173      0.4
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in Norway         595,173      0.4
====================================================================================================================================
Spain            Foreign Government
                 Obligations             (euro)       925,000   Spanish Government Bonds, 6.15% due
                                                                1/31/2013                                     1,253,602      0.9
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in Spain        1,253,602      0.9
====================================================================================================================================
Sweden                                                          Swedish Government Bonds:
                 Foreign Government
                 Obligations             SEK        4,350,000      6.50% due 5/05/2008                          624,916      0.4
                                                   10,560,000      5% due 1/28/2009                           1,431,088      1.0
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in Sweden       2,056,004      1.4
====================================================================================================================================
United Kingdom   Beverages               US$          140,000   Diageo Capital PLC, 3.50% due 11/19/2007        140,273      0.1
                 -------------------------------------------------------------------------------------------------------------------
                                                                United Kingdom Treasury Gilt:
                 Foreign Government
                 Obligations             (pound)      260,000      7.25% due 12/07/2007                         485,304      0.4
                                                      360,000      5% due 3/07/2012                             616,979      0.4
                                                       85,000      8% due 6/07/2021                             196,976      0.1
                                                                                                           -------------------------
                                                                                                              1,299,259      0.9
                 -------------------------------------------------------------------------------------------------------------------
                                                                Total Fixed Income Securities in the
                                                                United Kingdom                                1,439,532      1.0
                 ===================================================================================================================
                                                                Total Fixed Income Securities in Europe      27,547,793     19.3
                 ===================================================================================================================

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           23

[LOGO] Merill Lynch   Investment Managers
--------------------------------------------------------------------------------

Schedule of Investments (continued)     Mercury Master Global Balanced Portfolio

                                           Face                                                             Value        Percent of
North America  Industry++                 Amount      Fixed Income Securities                         (in U.S. dollars)  Net Assets
===================================================================================================================================
Canada                                                Canadian Government Bonds:
               Foreign Government
               Obligations            C$     830,000     3.50% due 6/01/2005                             $    643,044       0.4%
                                             800,000     5.75% due 6/01/2029                                  649,896       0.5
               --------------------------------------------------------------------------------------------------------------------
                                                      Total Fixed Income Securities in Canada               1,292,940       0.9
===================================================================================================================================
United
States         Diversified Financial
               Services               US$    120,000  American Honda Finance Corporation,
                                                      3.85% due 11/06/2008                                    119,705       0.1
                                             140,000  BHP Finance USA Limited, 4.80% due 4/15/2013            139,100       0.1
                                                      Household Finance Corporation:
                                             170,000     6.40% due 6/17/2008                                  187,443       0.1
                                             100,000     4.75% due 7/15/2013                                   96,686       0.1
                                                                                                         --------------------------
                                                                                                              542,934       0.4
               --------------------------------------------------------------------------------------------------------------------
               Industrial
               Conglomerates                 220,000  General Electric Company, 5% due 2/01/2013              220,804       0.2
               --------------------------------------------------------------------------------------------------------------------
               Insurance                     170,000  AIG SunAmerica Global Financing VII,
                                                      5.85% due 8/01/2008                                     182,669       0.1
               --------------------------------------------------------------------------------------------------------------------
               Thrifts & Mortgage
               Finance                       360,000  Federal National Mortgage Association,
                                                      4.375% due 3/15/2013                                    352,044       0.2
               --------------------------------------------------------------------------------------------------------------------
               U.S.Government
               Obligations                   440,000  U.S.Treasury Bonds,5.375% due 2/15/2031                 455,881       0.3
                                                      U.S.Treasury Notes:
                                             130,000     2% due 8/31/2005                                     130,279       0.1
                                             435,000     1.625% due 9/30/2005                                 432,689       0.3
                                           1,320,000     3.25% due 8/15/2008                                1,318,093       0.9
                                             230,000     3.125% due 10/15/2008                                227,898       0.2
                                                                                                         --------------------------
                                                                                                            2,564,840       1.8
               --------------------------------------------------------------------------------------------------------------------
                                                      Total Fixed Income Securities in the
                                                      United States                                         3,863,291       2.7
               ====================================================================================================================
                                                      Total Fixed Income Securities in North America        5,156,231       3.6
===================================================================================================================================
Pacific
Basin/Asia
===================================================================================================================================
Japan          Commercial Banks       (Y)139,000,000  International Bank for
                                                      Reconstruction & Development,
                                                      4.75% due 12/20/2004                                  1,331,726       0.9
               --------------------------------------------------------------------------------------------------------------------
                                                      Total Fixed Income Securities in the
                                                      Pacific Basin/Asia                                    1,331,726       0.9
               ====================================================================================================================
                                                      Total Investments in Fixed Income Securities
                                                      (Cost -- $31,854,546)                                34,035,750      23.8
===================================================================================================================================
                                       Face Amount/
                                        Beneficial    Short-Term Securities
                                         Interest
===================================================================================================================================

               U.S.Government
               Obligations*           US$  1,500,000  U.S.Treasury Bills,0.93% due 1/22/2004                1,498,080       1.1
               --------------------------------------------------------------------------------------------------------------------
                                      US$  5,994,072  Merrill Lynch Liquidity Series, LLC Cash Sweep
                                                      Series I (a)                                          5,994,072       4.2
               --------------------------------------------------------------------------------------------------------------------
                                                      Total Investments in Short-Term Securities
                                                      (Cost -- $7,491,979)                                  7,492,152       5.3
===================================================================================================================================
               Total Investments (Cost -- $127,816,682)                                                   143,885,066     100.8
               Unrealized Depreciation on Forward Foreign Exchange Contracts**                             (2,405,644)     (1.7)
               Variation Margin on Financial Futures Contracts***                                              29,116       0.0
               Other Assets Less Liabilities                                                                1,305,065       0.9
                                                                                                         --------------------------
               Net Assets                                                                                $142,813,603     100.0%
                                                                                                         ==========================

          +    Non-income producing security.
          ++   For Portfolio compliance purposes, "Industry" means any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Portfolio management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease.These industry classifications are unaudited.
          *    Certain U.S. Government Obligations are traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Portfolio.

24         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Schedule of Investments (concluded)     Mercury Master Global Balanced Portfolio

          ** Forward foreign exchange contracts as of November 30,2003 were as follows:

          -------------------------------------------------------------------
                                                                 Unrealized
          Foreign                                Settlement     Appreciation
          Currency Purchased                        Date       (Depreciation)
          -------------------------------------------------------------------
          Dkr        6,599,000                  December 2003   $     6,488
          (euro)     5,837,778                  December 2003       299,838
          (Yen)    291,099,000                  December 2003          (832)
          SEK        5,650,000                  December 2003        45,970
          -------------------------------------------------------------------
          Total (US$ Commitment -- $11,112,966)                 $   351,464
                                                                -------------
          -------------------------------------------------------------------
          Foreign                                Settlement      Unrealized
          Currency Sold                             Date        Depreciation
          -------------------------------------------------------------------
          C$         1,700,000                  December 2003   $   (72,832)
          Dkr        6,599,000                  December 2003       (23,724)
          (euro)    19,715,565                  December 2003    (1,667,322)
          (pound)      773,000                  December 2003       (97,375)
          (Yen)  1,280,580,000                  December 2003      (658,995)
          SEK       21,861,000                  December 2003      (236,860)
          -------------------------------------------------------------------
          Total (US$ Commitment -- $39,154,633)                 $(2,757,108)
          -------------------------------------------------------------------
          Total Unrealized Depreciation on Forward Foreign
             Exchange Contracts -- Net                          $(2,405,644)
                                                                ============

          *** Financial futures contracts purchased as of November 30,2003 were as follows:

               --------------------------------------------------------------------------------------
               Number of                                   Expiration        Face        Unrealized
               Contracts        Issue        Exchange         Date           Value     Gains (Losses)
               --------------------------------------------------------------------------------------
                  21       Hang Seng Index   IDX          December 2003   $1,620,774     $  46,912
                  32       NIKKEI 225        SIMEX        December 2003    1,543,339       (61,236)
               --------------------------------------------------------------------------------------
               Total Unrealized Losses -- Net                                            $ (14,324)
                                                                                         ==========

               Financial futures contracts sold as of November 30,2003 were as follows:

               --------------------------------------------------------------------------------------
               Number of                                  Expiration        Face         Unrealized
               Contracts        Issue        Exchange        Date           Value         (Losses)
               --------------------------------------------------------------------------------------
                  12       S&P 500 Index     Chigago
                                             Mercantile   December 2003   $3,001,050     $(172,350)
               --------------------------------------------------------------------------------------
               Total Unrealized Losses -- Net                                            $(172,350)
                                                                                         ============

          (a) Investments in companies considered to be an affiliate of the Portfolio (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:

          -------------------------------------------------------------------------------
                                                                                Dividend/
                                                                      Net       Interest
          Affiliate                                                Activity      Income
          -------------------------------------------------------------------------------
          Merrill Lynch Liquidity Series,LLC Cash Sweep Series I   $3,190,412    $65,972
          Merrill Lynch Liquidity Series,LLC Money Market Series           --    $ 9,256
          Merrill Lynch Premier Institutional Fund                         --    $ 5,812
          -------------------------------------------------------------------------------

See Notes to Financial Statements.

          MERRILL LYNCH GLOBAL BALANCED FUND      NOVEMBER 30, 2003   25

[LOGO] Merill Lynch   Investment Managers
--------------------------------------------------------------------------------

Statement of Assets and Liabilities     Mercury Master Global Balanced Portfolio

As of November 30, 2003

================================================================================================
Assets
------------------------------------------------------------------------------------------------
   Investments, at value (identified cost -- $127,816,682)..........                $143,885,066
   Cash on deposit for financial futures contracts .................                     406,208
   Foreign cash (cost -- $1,329,036) ...............................                   1,321,696
   Receivables:.
      Securities sold ..............................................   $  652,027
      Dividends ....................................................      549,888
      Interest .....................................................      475,198
      Forward foreign exchange contracts ...........................       66,615
      Variation margin .............................................       29,116
      Securities lending -- net ....................................        5,360
      Contributions ................................................        1,230      1,779,434
                                                                       ----------
   Prepaid expenses and other assets ...............................                      11,455
                                                                                    ------------
   Total assets ....................................................                 147,403,859
                                                                                    ------------

================================================================================================
Liabilities
------------------------------------------------------------------------------------------------

   Unrealized depreciation on forward foreign exchange contracts ...                   2,405,644
   Payables:
      Securities purchased .........................................    1,577,970
      Withdrawals ..................................................      445,358
      Investment adviser ...........................................       66,106
      Forward foreign exchange contracts ...........................       33,920
      Custodian bank ...............................................       28,244
      Other affiliates .............................................        1,355      2,152,953
                                                                       ----------
   Accrued expenses and other liabilities ..........................                      31,659
                                                                                    ------------
   Total liabilities ...............................................                   4,590,256
                                                                                    ------------

================================================================================================
Net Assets
------------------------------------------------------------------------------------------------

   Net Assets ......................................................                $142,813,603
                                                                                    ============

================================================================================================
Net Assets Consist of
------------------------------------------------------------------------------------------------

   Investors' capital ..............................................                $129,237,163
   Unrealized appreciation on investments and foreign currency
   transactions -- net .............................................                  13,576,440
                                                                                    ------------
   Net assets ......................................................                $142,813,603
                                                                                    ============

See Notes to Financial Statements.

26        MERRILL LYNCH GLOBAL BALANCED FUND      NOVEMBER 30, 2003

Statement of Operations                 Mercury Master Global Balanced Portfolio

For the Year Ended November 30, 2003

===================================================================================================================================
Investment Income
-----------------------------------------------------------------------------------------------------------------------------------
   Dividends (net of $143,938 foreign withholding tax) ................................................                 $ 2,136,118
   Interest ...........................................................................................                   1,496,821
   Securities lending--net.............................................................................                      15,069
                                                                                                                        -----------
   Total income .......................................................................................                   3,648,008
                                                                                                                        ===========

===================================================================================================================================
Expenses
-----------------------------------------------------------------------------------------------------------------------------------
   Investment advisory fees ...........................................................................   $   937,014
   Custodian fees .....................................................................................       109,350
   Accounting services ................................................................................       103,075
   Professional fees ..................................................................................        46,461
   Trustees' fees and expenses ........................................................................        26,214
   Pricing fees .......................................................................................        10,047
   Printing and shareholder reports ...................................................................         6,077
   Other ..............................................................................................         4,608
                                                                                                          -----------
   Total expenses .....................................................................................                   1,242,846
                                                                                                                        -----------
   Investment income -- net ...........................................................................                   2,405,162
                                                                                                                        -----------

===================================================================================================================================
Realized & Unrealized Gain (Loss) on Investments & Foreign Currency Transactions -- Net
-----------------------------------------------------------------------------------------------------------------------------------
   Realized gain from:
      Investments -- net...............................................................................       787,131
      Foreign currency transactions -- net.............................................................       147,986       935,117
                                                                                                          -----------
   Change in unrealized appreciation/depreciation on:
      Investments -- net...............................................................................    14,435,092
      Foreign currency transactions -- net.............................................................    (2,239,225)   12,195,867
                                                                                                          -------------------------
   Total realized and unrealized gain on investments and foreign currency transactions -- net .........                  13,130,984
                                                                                                                        -----------
   Net Increase in Net Assets Resulting from Operations ...............................................                 $15,536,146
                                                                                                                        ===========

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           27

[LOGO] MERRILL LYNCH   Investment Managers

Statements of Changes in Net Assets     Mercury Master Global Balanced Portfolio

                                                                                                             For the Year Ended
                                                                                                                 November 30,
                                                                                                        ---------------------------
Increase (Decrease) in Net Assets:                                                                          2003           2002
===================================================================================================================================
Operations
-----------------------------------------------------------------------------------------------------------------------------------
   Investment income -- net .........................................................................   $  2,405,162   $  3,747,289
   Realized gain (loss) on investments and foreign currency transactions -- net......................        935,117    (23,004,591)
   Change in unrealized appreciation/depreciation on investments and foreign currency
      transactions -- net............................................................................     12,195,867      5,062,084
                                                                                                        ---------------------------
   Net increase (decrease) in net assets resulting from operations ..................................     15,536,146    (14,195,218)
                                                                                                        ---------------------------

===================================================================================================================================
Capital Transactions
-----------------------------------------------------------------------------------------------------------------------------------
   Proceeds from contributions.......................................................................      3,565,572         46,480
   Fair value of withdrawals.........................................................................    (51,751,450)   (78,801,141)
                                                                                                        ---------------------------
   Net decrease in net assets derived from net capital transactions .................................    (48,185,878)   (78,754,661)
                                                                                                        ---------------------------

===================================================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
   Total decrease in net assets .....................................................................    (32,649,732)   (92,949,879)
   Beginning of year.................................................................................    175,463,335    268,413,214
                                                                                                        ---------------------------
   End of year.......................................................................................   $142,813,603   $175,463,335
                                                                                                        ============   ============

See Notes to Financial Statements.

28         MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003

Financial Highlights                    Mercury Master Global Balanced Portfolio


                                                                     For the Year Ended               For the Period
                                                                        November 30,                 April 30, 1999+
The following ratios have been derived                   -----------------------------------------   to November 30,
from information provided in the financial statements.    2003        2002       2001       2000          1999
====================================================================================================================
Total Investment Return++
--------------------------------------------------------------------------------------------------------------------
   Total investment return ...........................      10.95%     (5.91%)       --         --            --
                                                         ===========================================================
Ratios to Average Net Assets
--------------------------------------------------------------------------------------------------------------------
   Expenses ..........................................        .80%       .78%       .70%       .70%          .70%*
                                                         ===========================================================
   Investment income -- net ..........................       1.54%      1.72%      2.09%      1.75%         2.10%*
                                                         ===========================================================

====================================================================================================================
Supplemental Data
--------------------------------------------------------------------------------------------------------------------
   Net assets, end of period (in thousands) ..........   $142,814   $175,463   $268,413   $391,207      $480,752
                                                         ===========================================================
   Portfolio turnover ................................     158.02%    128.22%    116.69%    117.12%        71.04%
                                                         ===========================================================

          *    Annualized.
          +    Commencement of operations.
          ++   Total return is required to be disclosed for fiscal years
               beginning after December 15, 2000.

See Notes to Financial Statements.

           MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003           29

[LOGO]  Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements           Mercury Master Global Balanced Portfolio

          1. Significant Accounting Policies:

          Mercury Master Global Balanced Portfolio (the "Portfolio") is a series of Mercury Master Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940,as amended, and is organized as a Delaware statutory trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Portfolio, subject to certain limitations. The Portfolio's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Portfolio.

          (a) Valuation of investments -- Equity securities that are held by the Portfolio that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

          Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

          Repurchase agreements are valued at cost plus accrued interest. The Trust employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

          Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the New York Stock Exchange ("NYSE"). The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio's net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust's Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust's Board of Trustees.

          (b) Derivative financial instruments -- The Portfolio may engage in various portfolio investment strategies both to increase the return of the Portfolio and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

          . Financial futures contracts -- The Portfolio may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities of a specific futures date and a specific price of yield. Upon entering into a contract, the Portfolio deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of

30        MERRILL LYNCH GLOBAL BALANCED FUND                   NOVEMBER 30, 2003

Notes to Financial Statements (continued)   Mercury Master Global Balanced Portfolio

               the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

          . Options -- The Portfolio may purchase and write call and put options. When the Portfolio writes an option, an amount equal to the premium received by the Portfolio is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Portfolio enters into a closing transaction), the Portfolio realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

               Written and purchased options are non-income producing investments.

          . Forward foreign exchange contracts -- The Portfolio may enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

               . Foreign currency options and futures -- The Portfolio may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar-denominated securities owned by the Portfolio, sold by the Portfolio but not yet delivered, or committed or anticipated to be purchased by the Portfolio.

          (c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S.dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

          (d) Income taxes -- The Portfolio is considered as a "pass through" entity for Federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates. It is intended that the Portfolio's assets will be managed so an investor in the Portfolio can satisfy the requirements of subchapter M of the Internal Revenue Code.

          (e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Portfolio has determined the ex-dividend date. Interest income is recognized on the accrual basis. The Portfolio amortizes all premiums and discounts on debt securities.

          (f) Securities lending -- The Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S.government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at the close of business of the Portfolio and any additional required collateral is delivered to the Portfolio on the next business day. Where the Portfolio receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Portfolio typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business

          MERRILL LYNCH GLOBAL BALANCED FUND     NOVEMBER 30, 2003            31

[LOGO]  Merrill Lynch   Investment Managers
--------------------------------------------------------------------------------

Notes to Financial Statements (continued)   Mercury Master Global Balanced Portfolio

          days. The Portfolio may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral. The Portfolio also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

          (g) Custodian bank -- The Portfolio recorded an amount payable to the Custodian bank reflecting an overnight overdraft which resulted from management estimates of available cash.

          2. Investment Advisory Agreement and Transactions with Affiliates:

          The Trust has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers International Limited ("MLIMIL"), an affiliate of Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

          MLIMIL is responsible for the management of the Portfolio's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Portfolio. For such services, the Portfolio pays a monthly fee at an annual rate of .60% of the average daily value of the Portfolio's net assets. The Trust has entered into a Sub-Advisory Agreement with FAM with respect to the Portfolio, pursuant to which FAM provides investment advisory services with respect to the Portfolio's daily cash assets. MLIMIL has agreed to pay FAM a fee in an amount to be determined from time to time by both parties but in no event in excess of the amount that MLIMIL actually receives for providing services to the Trust pursuant to the Investment Advisory Agreement.

          The Portfolio has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. Pursuant to that order, the Portfolio also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of MLIMIL, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Portfolio, invest cash collateral received by the Portfolio for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by MLIMIL or its affiliates. For the year ended November 30, 2003, MLIM, LLC received $6,459 in securities lending agent fees.

          In addition, MLPF&S received $9,008 in commissions on the execution of portfolio security transactions for the Portfolio for the year ended November 30, 2003.

          For the year ended November 30, 2003, the Fund reimbursed FAM $3,437 for certain accounting services.

          Certain officers and/or trustees of the Trust are officers and/or directors of MLIMIL, FAM, PSI, and/or ML & Co.

          3. Investments:

          Purchases and sales of investments, excluding short-term securities, for the year ended November 30, 2003 were $231,590,179 and $278,731,169, respectively.

          Net realized gains (losses) for the year ended November 30, 2003 and net unrealized gains (losses) as of November 30, 2003 were as follows:

          ---------------------------------------------------------------------------
                                                         Realized        Unrealized
                                                      Gains (Losses)   Gains (Losses)
          ---------------------------------------------------------------------------
          Investments:
             Long-term ............................    $   577,185      $16,068,211
             Short-term ...........................            140              173
             Financial futures contracts ..........        209,806         (186,674)
                                                       ----------------------------
          Total investments .......................        787,131       15,881,710
                                                       ----------------------------
          Currency transactions:
             Foreign currency transaction .........      3,086,096          100,374
             Forward foreign exchange contracts ...     (2,938,110)      (2,405,644)
                                                       ----------------------------
             Total currency transactions ..........        147,986       (2,305,270)
                                                       ----------------------------
          Total ...................................    $   935,117      $13,576,440
                                                       ============================

          As of November 30, 2003, net unrealized appreciation for Federal income tax purposes aggregated $13,225,259, of which $15,658,800 related to appreciated securities and $2,433,541 related to depreciated securities. At November 30,2003, the aggregate cost of investments for Federal income tax purposes was $130,659,807.

32        MERRILL LYNCH GLOBAL BALANCED FUND                   NOVEMBER 30, 2003

Notes to Financial Statements (concluded)                  Mercury Master Global
                                                              Balanced Portfolio

          4. Commitments:

          At November 30, 2003, the Portfolio had entered into foreign exchange contracts, in addition to the contracts listed in the Schedule of Investments, under which it had agreed to purchase and sell various foreign currencies with approximate values of $146,000 and $437,000,respectively.

          5. Short-Term Borrowings:

          The Portfolio, along with certain other funds managed by MLIMIL and its affiliates, is a party to a $500,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Portfolio may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Portfolio may borrow up to the maximum amount allowable under the Portfolio's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Portfolio pays a commitment fee of .09% per annum based on the Portfolio's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 28, 2003, the credit agreement was renewed for one year under the same terms, except that the commitment was reduced from $1,000,000,000 to $500,000,000. The Portfolio did not borrow under the credit agreement during the year ended November 30,2003.

Independent Auditors' Report

          To the Investors and Board of Trustees of Mercury Master Global Balanced Portfolio (One of the Series constituting Mercury MasterTrust):

          We have audited the accompanying statement of assets and liabilities of Mercury Master Global Balanced Portfolio, including the schedule of investments, as of November 30, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the respective periods then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

          We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2003, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Mercury Master Global Balanced Portfolio as of November 30, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for the respective periods then ended, in conformity with accounting principles generally accepted in the United States of America.

          Deloitte & Touche LLP
          Princeton, New Jersey
          January 9, 2004

           MERRILL LYNCH GLOBAL BALANCED FUND          NOVEMBER 30, 2003      33

[LOGO] Merrill Lynch Investment Managers

Officers and Directors/Trustees (unaudited)

                                                                                           Number of
                                                                                          Portfolios in    Other Public
                                                                                          Fund Complex     Directorships
                                 Position(s)   Length                                      Overseen by       Held by
                                    Held      of Time   Principal Occupation(s) During      Director/       Director/
Name            Address & Age    with Fund     Served             Past 5 Years               Trustee         Trustee
========================================================================================================================

   Interested Director/Trustee
------------------------------------------------------------------------------------------------------------------------
          Terry K.Glenn* P.O.Box 9011 President 2001 to President and Chairman
          of the 123 Funds None Princeton, NJ and present Merrill Lynch
          Investment 160 Portfolios 08543-9011 Director/ Managers,
          L.P.("MLIM")/Fund Age:63 Trustee Asset Management,L.P.("FAM")--
          Advised Funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of FAM and MLIM(which terms as used herein include their corporate predecessors) from 1983 to 2002;
          President of FAM Distributors, Inc. ("FAMD") from 1986 to 2002 and
          Director thereof from 1991 to 2002;Executive Vice President and
          Director of Princeton Services, Inc. ("Princeton Services") from 1993 to 2002;President of Princeton Administrators, L.P. from 1989 to 2002;
          Director of Financial Data Services, Inc. since 1985.
          ----------------------------------------------------------------------

     * Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr.Glenn is an "interested person," as described in the Investment Company Act, of the Fund based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton
          Administrators, L.P. The Director's/Trustee's term is unlimited.Directors/Trustees serve until their resignation,removal or death,or until December 31 of the year in which they turn 72. As Fund
          President, Mr.Glenn serves at the pleasure of the Board of Directors/Trustees.

=====================================================================================================================
   Independent Directors/Trustees*
-----------------------------------------------------------------------------------------------------------------------
David O.Beim        P.O.Box 9095    Director/   1999 to   Professor of Finance and         10 Funds        None
                    Princeton, NJ   Trustee     present   Economics at the Columbia        17 Portfolios
                    08543-9095                            University Graduate School of
                    Age:63                                Business since 1991; Chairman
                                                          of Wave Hill, Inc. since 1990
                                                          ;Chairman of Outward Bound
                                                          U.S.A.from 1997 to
                                                          2002; Trustee of Phillips
                                                          Exeter Academy.
-----------------------------------------------------------------------------------------------------------------------
James T.Flynn       P.O.Box 9095    Director/   1999 to   Chief Financial Officer of       10 Funds        None
                    Princeton, NJ   Trustee     present   J.P.Morgan & Co., Inc. from      17 Portfolios
                    08543-9095                            1990 to 1995.
                    Age:64
-----------------------------------------------------------------------------------------------------------------------
Todd Goodwin        P.O.Box 9095    Director/   2002 to   General Partnerof Gibbons,       9 Funds         None
                    Princeton, NJ   Trustee     present   Goodwin, van Amerongen           16 Portfolios
                    08543-9095                            (investment banking firm)since
                    Age: 72                                            1984.
-----------------------------------------------------------------------------------------------------------------------
George W.Holbrook   P.O.Box 9095    Director/   2002 to   Managing Partner of Bradley      9 Funds         Thoratec
                    Princeton, NJ   Trustee     present   Resources Company (private       16 Portfolios   Laboratories
                    08543-9095                            investment company) and
                    Age: 72                               associated with that Firm and
                                                          its predecessors since 1953.
-----------------------------------------------------------------------------------------------------------------------
W.Carl Kester       P.O.Box 9095    Director/   1999 to   Mizuho Financial Group           10 Funds        None
                    Princeton, NJ   Trustee     present   Professor of Finance, Senior     17 Portfolios
                    08543-9095                            Associate Dean and Chairman of
                    Age: 52                               the MBA Program of Harvard
                                                          University Graduate School of
                                                          Business Administration since
                                                          1999;Serves on the Board of
                                                          Advisors of Security Leasing
                                                          Partners.
-----------------------------------------------------------------------------------------------------------------------
Karen P.Robards     P.O.Box 9095    Director/   1999 to   President of Robards &           10 Funds        None
                    Princeton, NJ   Trustee     present   Company, a financial advisory    17 Portfolios
                    08543-9095                            firm providing services to
                    Age: 53                               companies in the health care
                                                          industry; Director of Enable
                                                          Medical Corporation since
                                                          1996; Director of
                                                          Atricure, Inc.since 2000;
                                                          Founder and President of The
                                                          Cooke Center for Learning and
                                                          Development, a non-profit
                                                          educational organization,since
                                                          1987.

          ----------------------------------------------------------------------
          * The Director's/Trustee's term is unlimited.Directors/Trustees serve until their resignation,removal or death,or until December 31 of the year in which they turn 72.

34         MERRILL LYNCH GLOBAL BALANCED FUND          NOVEMBER 30, 2003

Officers and Directors/Trustees (unaudited) (concluded)

                                      Position(s)     Length
                                         Held         of Time
Name                  Address & Age   with Fund       Served*   Principal Occupation(s) During Past 5 Years
===========================================================================================================
Fund/Trust Officers
-----------------------------------------------------------------------------------------------------------
Donald C.Burke         P.O.Box 9011   Vice            1999 to   First Vice President of FAM and MLIM since
                       Princeton, NJ  President       present   1997 and Treasurer thereof since 1999;
                       08543-9011     and Treasurer             Senior Vice President of Princeton Services
                       Age:43                                   08543-9011 since 1999;Vice President of
                                                                Age:43 and FAMD since 1999;Director of MLIM
                                                                Taxation since 1990.
-----------------------------------------------------------------------------------------------------------
Robert C.Doll,Jr.      P.O.Box 9011   Senior Vice     2001 to   Treasurer President of MLIM and member of
                       Princeton, NJ  President       present   the Executive Management Committee of ML &
                       08543-9011                               Co., Inc.since 2001;Global Chief Investment
                       Age:49                                   Officer and Senior Portfolio Manager of
                                                                MLIM since 1999;Chief Investment Officer of
                                                                Equities at Oppenheimer Funds,Inc.from 1990
                                                                to 1999 and Chief Investment Officer
                                                                thereof from 1998 to 1999;Executive Vice
                                                                President of Oppenheimer Funds,Inc.from
                                                                1991 to 1999.
-----------------------------------------------------------------------------------------------------------
Richard R.Turnill      P.O.Box 9011   Vice            2003 to   Managing Director of MLIM since
                       Princeton, NJ  President       present   2002;Director (Equities) of MLIM from 2000
                       08543-9011                               to 2002.
                       Age:34
-----------------------------------------------------------------------------------------------------------
Phillip S.Gillespie    P.O.Box 9011   Secretary       2003 to   First Vice President of MLIM since
                       Princeton, NJ                  present   2001;Director of MLIM from 2000 to
                       08543-9011                               2001;Vice President (Legal
                       Age:39                                   Advisory) of MLIM from 1999 to 2000 and
                                                                Attorney associated with MLIM since
                                                                1998;Assistant General Counsel of
                                                                Chancellor LGT Asset Management, Inc., from
                                                                1997 to 1998.
-----------------------------------------------------------------------------------------------------------
          *    Officers of the Fund/Trust serve at the pleasure of the Board of
               Directors/Trustees.
-----------------------------------------------------------------------------------------------------------
               Further information about the Fund's Officers and
               Directors/Trustees is available in the Fund's Statement of
               Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.
-----------------------------------------------------------------------------------------------------------

               Custodian                            Transfer Agent
               Brown Brothers Harriman & Co.        Financial Data Services, Inc.
               40 Water Street                      4800 Deer Lake Drive East
               Boston, MA 02109-3661                 Jacksonville, FL 32246-6484
                                                    800-637-3863

               -----------------------------------------------------------------
               Effective January 1,2004,Todd Goodwin and George W.Holbrook, Directors of Merrill Lynch Global Balanced Fund,retired. The Fund's Board of Directors wishes Messrs. Goodwin and Holbrook well in their retirements.
               -----------------------------------------------------------------


================================================================================
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--------------------------------------------------------------------------------

               The Fund is now offering electronic delivery of communications to its shareholders. In order to receive this service, to you must register your account and provide us with e-mail information. To sign up for this service, simply access this website http://www.icsdelivery.com/live and follow the time. instructions. When you visit this site, you will obtain a
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               should you wish to update your e-mail address, choose to
               discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this

           MERRILL LYNCH GLOBAL BALANCED FUND          NOVEMBER 30, 2003      35